Brent D. Fassett T: +1 720 566 4025 fassettbd@cooley.com	EXHIBIT 5.1

May 21, 2014

GlobeImmune, Inc.

1450 Infinite Drive

Louisville, CO 80027

Ladies and Gentlemen:

We have acted as counsel to GlobeImmune, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement (No. 333-194606) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 1,796,875 shares of the Company’s common stock, par value $0.001 (the “Shares”), warrants (the “Warrants”) to purchase an additional 31,250 shares of the Company’s common stock (the “Warrant Shares”) to be issued to Aegis Capital Corp. (the “Underwriter”) or its designees pursuant to the terms of the Underwriting Agreement and the Warrant Shares.

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registration Statement, and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.5 to the Registration Statement, each of which is to be in effect upon the closing of the offering contemplated by the Registration Statement, (d) the form of Representative’s Warrant Agreement attached as an exhibit to the Underwriting Agreement, and (e) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the Shares to be sold to the underwriters by the Company will be sold at a price established by the Board of Directors of the Company or the Pricing Committee thereof in accordance with Section 153 of the Delaware General Corporation Law (“DGCL”). We have undertaken no independent verification with respect to such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters. With regard to our opinion regarding the Warrant Shares, (i) we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock, and (ii) we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Our opinion is expressed only with respect to the DGCL and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York and the DGCL. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

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GlobeImmune, Inc. Page 2

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, (ii) the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the Underwriter or its designees against payment therefor, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Brent D. Fassett
Brent D. Fassett, Partner

380 INTERLOCKEN CRESCENT, SUITE 900, BROOMFIELD, CO 80021-8023 T: (720) 566-4000 F: (720) 566-4099 WWW.COOLEY.COM